Calculation of Filing Fee Tables
S-8
WORKIVA INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, $0.001 par value per share	Other	3,900,000	$ 73.58	$ 286,962,000.00	0.0001476	$ 42,355.59
Total Offering Amounts:						$ 286,962,000.00		$ 42,355.59
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 42,355.59
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Class A common stock of Workiva Inc. (the "Registrant" or the "Company") that become issuable under the Registrant's 2014 Equity Incentive Plan (the "2014 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration that increases the number of the outstanding shares of the Registrant's Class A common stock. Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $73.58 per share, the average of the high and low prices of the Registrant's Class A common stock as reported on the New York Stock Exchange on July 30, 2024.